                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                November 29 2006
                Date of Report (Date of earliest event reported)

                                   iDNA, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                       1-11601                34-1816760
(State or other jurisdiction of         (Commission           (I.R.S. Employer
        incorporation)                   File No.)           Identification No.)

                               415 MADISON AVENUE
                                    7TH FLOOR
                               NEW YORK, NY 10017
              (Address of principal executive offices and zip code)

                                 (212) 644-1400
              (Registrant's telephone number, including area code)

________________________________________________________________________________
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On November 29, 2006, the Board of Directors of iDNA, Inc. ("iDNA" or the
"Company") approved, and iDNA consummated, an employment agreement with James J.
McNamara (the "Employment Agreement"). Under the terms of the Employment
Agreement, Mr. McNamara shall be employed as the Company's Chief Executive
Officer for an initial term of approximately three years, until January 31, 2010
(the "Initial Term"), with an initial base salary of $590,000 per year (the
"Base Salary"), which shall increase annually by $15,000 each January 31st, beginning January 31, 2008 (each year under the Employment Agreement commencing
January 31st, an "Employment Year"). Mr. McNamara is also entitled to receive an annual bonus of $100,000 if, at the end of a particular Employment Year, iDNA's common stock, par value $0.05 per share ("Common Stock"), exceeds the previous
Employment Year's price per share by 125%. Furthermore, Mr. McNamara is also entitled to incentive compensation of up to $200,000 in the event that iDNA achieves certain performance objectives established by iDNA's Board of
Directors. The incentive compensation may also be increased by the Board of
Directors if the Board believes it appropriate to reward the Chief Executive
Officer's performance for a given year.

     In addition to cash compensation, the Employment Agreement provides Mr.
McNamara, as a signing bonus, a grant of 500,000 shares of Common Stock pursuant to the terms of iDNA's 2005 Equity Compensation Plan. However, in the event of
Mr. McNamara's resignation or termination for any reason prior to the expiration of the Initial Term, iDNA may redeem and repurchase, at the price of $0.01 per share, (i) 375,000 shares of Common Stock, if such resignation or termination precedes the passage of one Employment Year under the Employment Agreement, (ii)
250,000 shares of Common Stock, if such resignation or termination occurs after the passage of one Employment Year but prior to the completion of the second
Employment Year under the Employment Agreement, or (iii) 125,000 shares of
Common Stock if such resignation or termination follows the completion of two
Employment Years but precedes the completion of the third Employment Year under the Employment Agreement.

     Besides the grant of shares of Common Stock, the Employment Agreement also provides for Mr. McNamara to be granted stock options exercisable for the purchase of 500,000 shares of Common Stock at the following exercise prices: (i)
125,000 options at $0.61 per share; (ii) 125,000 options at $0.73 per share;
(iii) 125,000 options at $0.88 per share; and (iv) 125,000 options at $1.05 per share. The stock options, having a seven year term from the grant date, were granted (upon approval by iDNA's Board of Directors) pursuant to the terms of
iDNA's 2005 Equity Compensation Plan. 125,000 of the 500,000 options have vested
(and are exercisable) immediately as of the grant date, whereas 375,000 of the options are subject to vesting and become exercisable in three equal, annual installments of 125,000 options each, provided that Mr. McNamara is employed as of November 29, 2007, 2008 and 2009, respectively.

     The Employment Agreement also provides for certain payments to Mr. McNamara in the event of a termination without cause by iDNA or a termination for good reason by Mr. McNamara, as follows: iDNA will pay to Mr. McNamara, in accordance with iDNA's normal payroll payment practices, the lesser of (i) thirty months of the Base Salary or (ii) one dollar ($1)

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less than the amount that would constitute an "excess parachute payment" under
Section 280G of the Internal Revenue Code. As a result of such termination, iDNA shall also continue to provide Mr. McNamara with all employee benefits in which he was participating or which he was receiving as of the effective date of termination (or, if greater, as of the end of the prior year) for thirty months following termination. At its own election, iDNA may make a lump sum payment of eighteen months of base compensation and employee benefits as full termination compensation pursuant to the terms of the Employment Agreement.

     If, upon a Change in Control (as defined in the Employment Agreement), as a result of any payment or the vesting of any options pursuant to the terms of the
Employment Agreement (or pursuant to any other plan, agreement or program)
(collectively, a "Payment"), it is determined that Mr. McNamara would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the
"Parachute Tax"), then Mr. McNamara shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by Mr. McNamara of all taxes (including any Parachute Tax) imposed upon the
Gross-Up Payment, Mr. McNamara will retain an amount of the Gross-Up Payment equal to the Parachute Tax imposed upon the Payment.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Please see the disclosure under Item 1.01 of this Current Report on Form
8-K, which describes in further detail the terms and conditions of the compensatory contract entered into by the registrant, iDNA, with its principal executive officer, James J. McNamara, on November 29, 2006, along with the amounts payable to Mr. McNamara thereunder. Such disclosure is incorporated by reference into this Item 5.02(e).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit 99.1 Employment Agreement, dated as of November 29, 2006, between Mr.
James J. McNamara and iDNA, Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 1, 2006                 iDNA, Inc.
                                        (Registrant)

                                        By: /s/ Robert V. Cuddihy, Jr.
                                            ------------------------------------
                                            Robert V. Cuddihy, Jr.
                                            Chief Financial Officer

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